UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2007

COMPUMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-14210	95-2860434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 West Century Blvd., Suite 1285, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 258-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 17, 2007, we entered into a Side Letter Agreement with Boston Avenue Capital, LLC, amending the Securities Purchase Agreement between Boston Avenue Capital and us dated March 12, 2007.  Under the terms of the Side Letter Agreement, within six months of the closing, Boston Avenue Capital has the right to recommend up to two nominees to be members of our Board of Directors.  Subject to the approval of the Board of Directors, the nominees shall be elected to serve a term of up to two years, after which, the Board of Directors may nominate them to be elected by the shareholders at the annual shareholder meeting in the same manner as any other director.

On May 17, 2007, we entered into an Agreement with Boston Avenue Capital, LLC.   The Agreement provides that Boston Avenue Capital and its affiliates will vote all of its stock in favor of the current Board of Directors for a period of five years.

On May 17, 2007, in connection with the Side Letter Agreement, the Board of Directors appointed Mr. Mark Stolper and Mr. Simon James as Directors.  We intend for our new Board members to serve until their successors are duly nominated and elected.

As compensation for joining the Board of Directors, Mr. Stolper received options to purchase 1,000,000 shares of our common stock and Mr. James received options to purchase 1,500,000 shares of our common stock.  The options have an exercise price equal to the closing price of our stock on May 17, 2007, and they vest one third each year over three years. Mr. Stolper and Mr. James agreed to serve as directors without any cash compensation.

Mark Stolper is the Chief Financial Officer of RadNet, Inc., a NASDAQ-listed leading owner and operator of medical diagnostic imaging centers.  From January 2001 to July 2004, Mr. Stolper was a partner at Broadstream Capital Partners and West Coast Capital, Los Angeles-based investment banking firms focused on advising middle market companies engaged in financing and merger and acquisition transactions.  Prior to joining Broadstream, Mr. Stolper was responsible for business development and mergers and acquisitions for Eastman Kodak’s entertainment companies and its online image licensing business, Picture Network International.  Mr. Stolper has also served as a member of Archon Capital Partners, Dillon, Read & Co., Inc., and Saratoga Partners, LLP.  Mr. Stolper graduated magna cum laude from the University of Pennsylvania and received a finance degree from the Wharton School.

Simon James is a consultant to Oaktree Capital Management, LLC, Principal Opportunities Funds.  Prior to joining Oaktree in January 2005, Mr. James was an Associate Principal with McKinsey & Company, Inc., where he was responsible for developing, negotiating and leading complex strategic and operational turnarounds in a broad range of industries.  Mr. James received a PhD in finance and a bachelors degree in Natural Science from Cambridge University.

On May 17, 2007, we revised our Director compensation. Effective June 1, 2007, monthly compensation will increase from $1,000 to $1,500 and the Chairman’s monthly compensation will increase from $1,400 to $2,000. Additionally, each Board member will receive $1,500 per Board or Committee meeting, increased from $1,000, $750 per conference call, increased from $350, and $750 for Committee meetings held on the same day as a board meeting, increased from $350.

The foregoing description of the terms and conditions of the Side Letter Agreement and the Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Side Letter Agreement filed as Exhibit 10.1, the Agreement filed as Exhibit 10.2, and the Securities Purchase Agreement filed as Exhibit 10.1 to the Form 8-K filed March 16, 2007, and incorporated herewith.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Side Letter Agreement between the Company and Boston Avenue Capital, LLC, dated May 17, 2007 (filed herewith).
10.2	Agreement between the Company and Boston Avenue Capital, LLC, dated May 17, 2007 (filed herewith).
10.3

Securities Purchase Agreement between the Company and Boston Avenue Capital, LLC, dated March 12, 2007

(filed as Exhibit 10.1 to the Form 8-K filed on March 16, 2007, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CompuMed, Inc.
Date	May 23, 2007

		By:	/s/ John G. McLaughlin
John G. McLaughlin
President and Chief Executive Officer